                               CONTRACT SCHEDULE
                 GUARANTEED LIFETIME WITHDRAWAL BENEFIT RIDER

INITIAL BENEFIT BASE:         [$100,000.00]

ROLLUP RATE:                  [5.00%]

ROLLUP RATE PERIOD END DATE:  [10th] Contract Anniversary

LIFETIME WITHDRAWAL AGE:      [59 1/2]

WITHDRAWAL RATE:              [

                                           FLEXCHOICE LEVEL
                              --------------------------------------------
                                [AGE AT 1ST WITHDRAWAL
                              AFTER LIFETIME WITHDRAWAL
                                         AGE]              WITHDRAWAL RATE
                              ---------------------------  ----------------
                              [59 1/2] TO LESS THAN [65]        4.00%
                                [65] TO LESS THAN [75]          5.00%
                                [75] TO LESS THAN [80]          5.50%
                                        [80 +]                  6.00%

                              ]

LIFETIME GUARANTEE RATE:
                                                   FLEXCHOICE LEVEL
                              ------------------------------------------------------------
                                [AGE AT 1ST WITHDRAWAL
                              AFTER LIFETIME WITHDRAWAL    SINGLE LIFETIME   JOINT LIFETIME
                                         AGE]              GUARANTEE RATE    GUARANTEE RATE
                              ---------------------------  ----------------  ---------------
                              [59 1/2] TO LESS THAN [65]        4.00%            3.00%
                                [65] TO LESS THAN [75]          5.00%            4.00%
                                [75] TO LESS THAN [80]          5.50%            4.50%
                                        [80 +]                  6.00%            5.00%

                              ]

[RESTRICTIONS ON SUBSEQUENT   We may reject subsequent Purchase Payments by sending advance written Notice to you if any of
PURCHASE PAYMENTS:            the following changes occur regarding the same Rider available for new contract purchases:

                                  o   [A change in the Fee Rate;

                                  o   A change in the Rollup Rate;

                                  o   A change in the Withdrawal Rate and/or Lifetime Guarantee Rate; and

                                  o   The Rider is no longer offered by us to new Owners.]

                              Restrictions on subsequent Purchase Payments will remain in effect until the Rider is terminated unless the Company provides advance written Notice to you otherwise.]

AUTOMATIC STEP-UP DATE:       [Every Contract Anniversary]

MAXIMUM AUTOMATIC STEP-UP     [90]
AGE:

FEE RATE:                     [1.20%]

MAXIMUM FEE RATE:             [2.00%]
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1-4-CGLWB-1 (02/15)

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
CANCELLATION WINDOW PERIODS:  [30-day period following the 5th,and 10th Contract Anniversaries following the Issue Date and every Contract Anniversary thereafter]

GUARANTEED PRINCIPAL          [10th Contract Anniversary following the Issue Date]
ADJUSTMENT ELIGIBILITY DATE:

MINIMUM SPOUSAL AGE:          [Spouse's Date of Birth may not be more than 10 years after Your Date of Birth.]

ALLOCATION, TRANSFER AND      [While this Rider is in force you can only make allocations or transfers among the following
------------------------
REBALANCING LIMITS:           Subaccounts in accordance with the allocation requirements of this Rider.]
-------------------

  :

  PLATFORM 1 PERCENTAGE:      [Minimum of 80%]

  PLATFORM 1 INVESTMENT       [AllianceBernstein Global Dynamic Allocation Portfolio
  DIVISIONS:                  Allianz Global Investors Dynamic Multi-Asset Plus Portfolio
                              AQR Global Risk Balanced Portfolio
                              Barclays Aggregate Bond Index
                              BlackRock Global Tactical Strategies Portfolio
                              Invesco Balanced Risk-Allocation Portfolio
                              JPMorgan Global Active Allocation Portfolio
                              MetLife Balanced Plus Portfolio
                              MetLife Multi-Index Targeted Risk Portfolio
                              PanAgora Global Diversified Risk Portfolio
                              Pyramis(R) Government Income Portfolio
                              Pyramis(R) Managed Risk Portfolio
                              Schroders Global Multi-Asset Portfolio
                              ]

  PLATFORM 2 PERCENTAGE:      [Maximum of 20%]

  PLATFORM 2 INVESTMENT       [MetLife Asset Allocation 20 Portfolio
  DIVISIONS:                  MetLife Asset Allocation 40 Portfolio
                              MetLife Asset Allocation 60 Portfolio
                              American Funds Balanced Allocation Portfolio
                              American Funds Moderate Allocation Portfolio
                              SSgA Growth and Income ETF Portfolio]

[DEATH BENEFIT:               Death Benefit fields will only print the optional companion Death Benefit Rider if elected.
---------------

    DEATH BENEFIT FEE RATE:   [0.60%]

    MAXIMUM DEATH BENEFIT     [1.20%]
    FEE RATE:
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1-4-CGLWB-1 (02/15)